Exhibit 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (File No. 333-260718) that was filed by the registrant with the Securities and Exchange Commission on November 3, 2021 and became effective November 12, 2021.

The following table sets forth the estimated costs and expenses, other than sales commissions to the sales agent, payable by the registrant in connection with the sale of the securities being registered:

SEC registration fee	$18,540
FINRA filing fee	$30,500
Printing and engraving	$10,000
Accounting services	$50,000
Legal fees of registrant's counsel	$50,000
Transfer agent’s, trustee’s and depositary’s fees and expenses	$5,000
Total	$164,040